EXHIBIT 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

# Conference Call Transcript

Event Date/Time: Feb 15, 2011 / 04:00PM GMT

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS
 Jeff Tryka
 Lambert, Edwards & Associates - IR

 Fred Zinn
 Drew Industries Incorporated - President & CEO

 Joe Giordano
 Drew Industries Incorporated - CFO & Treasurer

 Jason Lippert
 Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

CONFERENCE CALL PARTICIPANTS
 Kathryn Thompson
 TRG - Analyst

 Scott Stember
 Sidoti & Co. - Analyst

 Liam Burke
 Janney Capital - Analyst

 Torin Eastburn
 CJS Securities - Analyst

 Anand Vankawala
 Avondale Partners - Analyst

 Barry Vogel
 Barry Vogel and Associates - Analyst

 Arnold Brief
 Goldsmith & Harris - Analyst

 Kevin Leary
 Spitfire Capital - Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the fourth-quarter 2010 Drew Industries Inc. earnings conference call. My name is Shaquana, and I will be your coordinator for today. (Operator Instructions).

I would now like to turn the presentation over to your host for today's call, Mr. Jeff Tryka of Drew's Investor Relations firm. Please proceed, sir.

Jeff Tryka - Lambert, Edwards & Associates - IR

Thank you. Good morning, everyone, and welcome to the Drew Industries 2010 fourth-quarter and full-year conference call. I'm Jeff Tryka with Lambert, Edwards, Drew's Investor Relations firm, and I have with me members of Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President, CEO and a Director of Drew; Jason Lippert, Chairman and CEO of Lippert Components and Kinro; and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our fourth-quarter and full-year results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws. As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2009, and in our subsequent Form 10-Qs all as filed with the SEC.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call
With that, I would like to turn the call over to Fred Zinn. Fred?

Fred Zinn - Drew Industries Incorporated - President & CEO

Thank you, Jeff, and thank you all for joining us on the call and on the webcast.

In 2010 Drew achieved dramatic improvement in our operating results, and that achievement was not based solely on the recovery in the RV industry, but also resulted from market share gains and the positive effects of the four acquisitions we completed in 2010.

Sales by both of our segments increased substantially more than the industries they served. Our RV segment increased sales by 53% compared to 44% industry growth. Equally gratifying was the 12% increase in sales by our Manufactured Housing segment compared to industry growth of 1%.

In addition, we achieved very strong sales gains outside of our traditional markets. While still well below our peak results, we are also very pleased with the significant improvement in our net income. To put our profit improvement in a longer-term perspective than we typically discuss in a press release, I will compare our 2010 results with 2008 results. Partly as a result of our longer-term focus on cost control, our 2010 operating profit increased by more than $17 million compared to our operating profit in 2008 before 2008 goodwill impairment and executive retirement charges.

This $17 million profit increase was achieved on a $62 million increase in sales compared to 2008. That is, operating profit increased by about 28% of the sales increase, which is above our target incremental margin of 20%, largely because of the steps taken by operating management to streamline operations and reduce fixed costs.

Some statistics are particularly striking. For example, compared to 2008, our sales per SG&A employee was up 36% in 2010, and our sales per square foot of production space was up 34%. So, clearly the impact of all our efforts over the years to control costs have been significant.

Let me just take another minute to highlight some of the key themes in our press release. Probably the most important theme is our focus on profitable growth through acquisitions and product line extensions. We continue to pursue investment opportunities through which we can put our resources to work. We are cautious but persistent, and we completed five such transactions over the last 13 months. And with dozens completed over the last 15 years, I would say we have an impressive long-term track record of making acquisitions and integrating them successfully.

I believe we can continue this trend in part because of our strong balance sheet, along with our well-designed incentive compensation program.

Another key point to note is our strong sales growth in January 2011 with sales up about 16% compared to the prior January. We achieved that sales growth despite the fact that sales in January 2010 were bolstered by inventory restocking by RV dealers following the drastic downturn of late 2008 and most of 2009. Further, our sales increase in January 2011 grew in all areas of our business. Sales to RV manufacturers increased by about 18%. We achieved modest growth in sales to Manufactured Housing producers, and we had strong gains in sales of aftermarket products and sales to other industries.

Recent reports of improving credit conditions are also encouraging. While credit availability for both consumers and dealers is still more restricted than we would like, continuing improvements in the credit markets will hopefully lead to increased demand for our products.

Finally, consumer confidence numbers have not been entirely consistent, but with increases reported in four of the last five months, the trend certainly seems to be up. Improving consumer confidence remains vital to growth in discretionary purchases of big ticket items like RVs. Of course, we still face challenges, including economic growth that has not been as strong as needed to generate enough new jobs, as well as volatile raw material costs. But we expect to be successful at meeting these challenges as we have been historically.

I'm also optimistic that both the RV and Manufactured Housing industries will grow over the next few years, and I'm confident in our ability to exceed industry growth rates.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

My optimism is based on four premises. First, an increasing focus on affordable lifestyles as evidenced by media attention to this topic. The RV industry, which provides consumers with less costly vacations, and the Manufactured Housing industry, which provides homeowners with more affordable housing, would benefit from this trend to live within one's means.

Second, I believe the hassles and delays that can be encountered with air travel continue to motivate parents with young children to take other types of vacations like RV vacations, and even very small increases in consumer preferences for RV travel can make a huge difference to this relatively small industry.

Third, an expectation among consumers that our economy will improve is key to increasing demand for RVs and all types of housing. Therefore, recent improvements in economic forecasts of growth over the next several years are very encouraging. Of course, the road to economic recovery might be bumpy, but improving expectations are important.

Finally and most importantly, I am very confident in Drew's ability to exceed industry growth rates. Drew's track record over the last decade and even longer shows we are focused on profitable growth through acquisitions, new product introductions and market share growth. We remain motivated to increase profits and return on investment, which will hopefully lead to increased stockholder value.

We also know that to achieve our goals and to continue to grow profitably, we must have the right management talent in place and provide appropriate incentives for outstanding performance. Our incentive plans are structured to motivate management, to invest only in growth opportunities that are likely to yield high returns, both in the short-term and the long-term, with appropriate consideration of risk.

For 2010 more than 55% of the total compensation of our named executives officers, other than the CFO, was incentive-based compensation on profit performance, profit growth exceeding industry growth rates and return on assets. This does not include our CFO because we believe that best practice corporate governance dictates that the compensation of those financial officers who have responsibility over our financial statements should not be directly linked to our reported results.

Further, our named executive officers received about 30% of their total compensation in 2010 in the form of equity. This includes both stock options that vest over five years and deferred stock, which will not be received for three to five years and which are in large part based on the achievement of financial goals. This motivates long-term performance and aligns management's gains to those of our stockholders.

We also recognize our responsibility to return value to our stockholders. As a result of our strong cash flow and financial position, in December 2010 we paid a special dividend of $1.50 per share for an aggregate of $33 million.

While solid operating results, strong cash flows, and the achievement of our long-term strategic goals can be motivated in part by properly designed compensation plans, Drew's performance is much more the result of the capabilities and experience of our operating management team led by Jason Lippert and Scott Mereness. Having worked with Jason and Scott for more than 13 years and witnessing their contributions to Drew's success, I can assure you that Drew's operations are in very capable hands.

Thank you and now I will ask Joe to discuss our results in more detail.

 Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Thank you, Fred. Drew's net sales for 2010 increased 44% as compared to 2009, exceeding industry growth in both our RV and Manufactured Housing segments. We were able to exceed the industry results largely due to continued increases in our content per RV and manufactured home.

From 2001 to 2009, our content per travel trailer and fifth-wheel RV increased by approximately $1,350 or an average increase exceeding $160 per year. This trend continued in 2010 with our content per travel trailer and fifth-wheel RV increasing 8%, or $158. The increase in content for new RVs is due primarily to market share gains, acquisitions and new product introductions. Based on the historical sales of the recently acquired Home-Style business, going forward our content per travel trailer and fifth-wheel RV would increase approximately $50 to $60 per unit. This incremental content from the Home-Style acquisition is in addition to the increases in furniture and mattress content from our existing Seating Technology business.

Our Seating Technology furniture and mattress content per travel trailer and fifth-wheel RV for 2010 was approximately $225 per unit, an increase of $60 per unit or 36% from the $165 per unit when we acquired Seating Technology in July 2008.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

In addition, continued market share gains in our RV entry doors are helping to drive our content higher. RV entry door sales added $90 to the content per travel trailer and fifth-wheel RV for 2010, a significant increase since the introduction of this product line in the fourth quarter of 2008.

We typically discuss our content trends for the prior 12-month periods because there is some seasonality in our content. For example, our content per travel trailer and fifth-wheel RV for just the fourth quarter of the year alone typically declines compared to the third quarter of the year alone. This reduction in fourth-quarter RV content has occurred in the fourth quarter of five out of the last six years, including 2010.

Regarding Manufactured Housing, for the full-year 2010, our content per manufactured home produced is up 4% or approximately $50 per unit to $1,392 per unit compared to $1,343 per unit for the full-year 2009. This increased content was largely a result of growth in the Company sales of Manufactured Housing entry doors. Our Manufactured Housing entry door product line, which was added in the fall of 2009, continues to gain market share for both new manufactured homes and the aftermarket. We anticipate this new product line will continue to gain market share in 2011.

In addition to accomplishing our goal of increasing content through increased market share of our products for new RVs and manufactured homes, we have increased sales to the aftermarket of replacement components in both the RV and the Manufactured Housing industries and increased our sales to other industries. We anticipate continued expansion of our aftermarket business, as well as increased sales to other industries.

For the full year, SG&A as a percent of sales declined to 14.1% for 2010 from 16.4% in 2009, excluding $4.2 million of extra expenses in 2009 related to the unprecedented conditions in our industries during 2009. This reduction in SG&A as a percent of sales in 2010 was achieved primarily because of the efficiencies gained by the spreading of fixed costs over a larger sales base. I believe the press release adequately describes the changes in our results from the prior year. However, because so much has changed over the past year, we find it useful to also compare our results for the most recently completed quarter to the prior quarter.

Operating profit in the fourth quarter of 2010 as compared to the third quarter of 2010 was consistent with expectations based upon our 20% incremental margin. Further, seasonal trends have reversed in 2011, and Drew's net sales in January 2011 reached approximately $51 million, 16% higher than in January 2010 and 43% higher than our average monthly sales in the fourth quarter of 2010.

During 2010 we completed four acquisitions for an aggregate cash consideration of $22 million paid at closing. In addition, contingent earn-outs could be paid over the next six years depending upon the level of sales generated from certain of the acquired products. The $12 million present value of the aggregate estimated earn-out payments has been recorded as a liability on our balance sheet.

As discussed previously, each quarter we are required to reevaluate the fair value of the liability for the estimated earn-out payments for recent acquisitions. There were no material changes in the estimated future earn-out payments during the fourth quarter of 2010.

Each period we are also required to record an expense or accretion equivalent to interest on this recorded liability for future earn-out payments. Accretion expense was $500,000 for the fourth quarter of 2010 and $1.6 million for the full-year 2010. Accretion expense is currently estimated to be approximately $2.2 million in 2011. Both the accretion expense and the earn-out liability adjustments are included in SG&A in the income statement and in other items in the segment results.

Interest expense for the fourth quarter of 2010 was less than $100,000, primarily consisting of commitment and letter of credit fees under our line of credit. Interest expense is partially offset by interest income. Due to market conditions, we are currently earning very little interest income on our cash and investments in US treasuries and money markets with Wells Fargo and JPMorgan Chase.

A four-year extension of our $50 million line of credit with JPMorgan Chase and Wells Fargo is expected to be completed within a few days. Simultaneously we expect to complete a three-year renewal with Prudential Capital Group on our uncommitted shelf loan facility, as well as an increase in that facility from $125 million to $150 million. These steps extend our financial strength and our ability to continue to invest in growth opportunities.

Corporate expenses for both the full-year 2010 and the fourth quarter of 2010 were above the comparable periods of 2009. The full-year 2010 increase was due primarily to an increase in performance-based incentive compensation costs.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Also, in connection with the special cash dividend of $1.50 per share declared and paid in December 2010, the Compensation Committee reduced the exercise price of all the outstanding stock options by $1.50 per share. As a result of this option modification, the Company recorded a charge of $400,000 in the fourth quarter of 2010.

Our tax rate for the full-year 2010 was 38%, benefiting from a higher federal domestic manufacturing credit as compared to 38.5% for the full-year 2009, which excludes the impact of the goodwill impairment charge. Our tax rate in the fourth quarter of 2010 was 31.2%, lower than normal, primarily because the federal manufacturing credit was higher than previously estimated, as well as the benefit from the recent extension of the federal research and development credit. The annual effective tax rate for 2011 is expected to be 38% to 39%.

As a result of the 44% increase in net sales for 2010, we increased our inventory balances by only $12 million or 20% during the same period, significantly improving inventory turnover. From a cash flow perspective, this increase in our inventory balance was largely offset by an $8 million increase in Accounts Payable and accrued expenses, primarily due to the timing of payments.

Current estimates for 2011 are that capital expenditures will be $13 million to $15 million, including $3 million of facility purchases that were planned for 2010 but were not completed by year-end. Additional capital expenditures may be required in 2011, depending on the extent of sales growth and other initiatives by the Company.

Depreciation and amortization is estimated to be approximately $16 million in 2011.

Thank you for your time. Now I will turn it back to Fred.

Fred Zinn - Drew Industries Incorporated - President, CEO

Thank you, Joe. Operator, I think with that we are ready for questions. So please open it up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Kathryn Thompson, TRG.

Kathryn Thompson - TRG - Analyst

The first question is, we have seen a lot of raw material inflation in a variety of industries. The question today is, what is the lag time between a price increase and the corresponding offset to this raw material inflation, primarily steel, and when can we expect some of the margin pressures to ease with -- as price increases flow through your financials?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, I think we do take a longer-term view of working with our customers in regards to the volatility of our commodity prices, and sometimes you will take a few months to get price increases into effect. Of course, it takes a couple of months also for the higher raw material costs to work their way into our cost of sales. So net it is usually I don't know, one to three or four months before we see the offsetting impact.

Kathryn Thompson - TRG - Analyst

And given the increase in raw material prices, are you able to keep up with inflation?

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, we will see. Certainly historically we've got a pretty good track record. I think the key is that our customers view us as a strategic partner. We both take a longer-term view of working together to offset the volatility in our costs whether it is raw materials or otherwise. I think we will be successful in that same regard. I do believe we will be able to offset the larger portion of the raw material costs.

Kathryn Thompson - TRG - Analyst

And you put reported in today's release a 16% increase in revenues in January. The question is, how have sales progressed as 2010, calendar 2010 closed? In other words, has there been more meaningful improvement in progression orders, and what are your expectations for 2011 in terms of wholesale orders?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, expectations for 2011, it is a little too early in the year to really have any longer-term view. I think that January was a very nice increase and was a nice progression from the prior quarters. Jason, do you have anything to add in terms of how you see the January and February sales increase?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

I think we are expecting to see the increases we saw in January continue for the next few months and things to kind of be similar this last half of the year to 2010's last half of the year. So I think all-in-all we will be slightly up this year over last year, but a lot can change in the next several months.

Fred Zinn - Drew Industries Incorporated - President & CEO

And I think it certainly depends -- I think Jason was talking mostly there about the industry growth. Certainly we're very pleased with the 16% increase in January, and we expect to see continuing increases in our content per unit. We expect to see continuing increases in our aftermarket sales and in our sales to other industries. So hopefully we will, once again, as we have for many years outperform the industry.

Kathryn Thompson - TRG - Analyst

Okay. My final question is, you have done a fair amount of acquisitions over the past 12 plus months. Can you speak of incremental revenues these acquisitions would contribute to 2011?

Fred Zinn - Drew Industries Incorporated - President & CEO

I would say for 2011 we really have not given that number out publicly, so I don't want to comment on it on a call like this. In each of our individual acquisitions, we do talk about what that run-rate was. So, for instance, in the last acquisition we just completed of Home-Style furniture, I think their run-rate was in excess of $10 million, and that was completed early in the year, so we will have pretty much a full year there.

Operator

Scott Stember, Sidoti & Co.

Scott Stember - Sidoti & Co. - Analyst

The January sales increase that you talked about, does that include price increases that you have put through?

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

The raw material increases are really pretty current, so it took very little of price increases. There probably are some, but very little.

Scott Stember - Sidoti & Co. - Analyst

Okay. But I guess the whole idea is we are going to see that flow through in the middle part of the year then?

Fred Zinn - Drew Industries Incorporated - President & CEO

Right.

Scott Stember - Sidoti & Co. - Analyst

Okay, good. You talked about some of the new products at Louisville. You guys announced that you were going to be providing some slide-outs into the motorized market. Can you talk about how that is going, and what the expectations are for the rest of the year?

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes. I think Jason probably has the best insight. Do you want to talk a little bit about slide-outs?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

Sure. From the motorhome side of things, things have been going really well there. We did not have a whole lot of slide-out content on the motorhome side of the business here prior to the acquisition of the Schwintek system, and that has gone really well. We are increasing our slide-out content very rapidly there. It is going better than what we had anticipated. So that's a big priority.

We also do a lot of leveling systems and windows, and once you get into a product like slides into a relatively new industry like the motorhome market, we are able to package it together with multiple other products that we sell like windows and doors and things like that.

Scott Stember - Sidoti & Co. - Analyst

Yes, that was my next question, about the other opportunities within some of these manufacturers. I guess it would be limited to the doors or could it just be any suite of products that you sell, right?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

Yes, really until they want one of your products, it is really hard to get in and sell a lot of the packages of products that we supply. So once they like a product and ask for a product like a Schwintek system, it just becomes so much easier to get in with other products that we know are good, but need that opportunity like the Schwintek slide to get in.

Scott Stember - Sidoti & Co. - Analyst

And did you disclose what the aftermarket sales increase was in the quarter and maybe just touch on where you're seeing growth in the transit bus or non-RV business sales?
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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, I think we did disclose that. I think we disclosed that actually for the full year. Yes, for the full year, we talked about it up 35% to $29 million. That is the aftermarket sales in both the RV and manufactured housing industries and then in terms of sales to other markets like modular and transit buses and such --

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Those were up 44% to $21 million for 2010.

Fred Zinn - Drew Industries Incorporated - President & CEO

So between the two, we are looking at $50 million or just about 10% of our aggregate sales.

Operator

Liam Burke, Janney Capital.

Liam Burke - Janney Capital - Analyst

Fred, as content per unit grows, you have talked about from time to time moving into related markets to sort of supplement this growth. Are there any near-term plans beyond some of the obvious related product lines?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, I think what we just talked about, the $50 million that we are selling to the aftermarket and to some of these other industries, is the beginning of that. I know that Jason has made some management changes to focus a little bit on that. We now have somebody who will be responsible for looking at other markets. Do you want to add anything about that, Jason?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

No, not on the aftermarket side. I mean a lot of our upcoming growth is going to come from some of these small acquisitions that we have made that have huge upside potential, like Level-Up.

Liam Burke - Janney Capital - Analyst

Okay. And on the CapEx, you said $13 million to $15 million this year. Will any of that move into 2012, or is that pretty much what you are going to run in 2011?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Yes, I think that's pretty good for 2011. At this point, I don't see any of it carrying into 2012. But I could see some other projects maybe being pull forward depending on the growth in our industries and other initiatives that operating management wants to take.

Operator

Torin Eastburn, CJS Securities.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Torin Eastburn - CJS Securities - Analyst

My first question is about the strong January, and I think it sounds like February and March as well. I know it is difficult, but is there anything you can see that makes you feel like this is either an abnormally strong beginning to the year or just a, I guess, an indication that the full year will be stronger than last year?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, it is probably a little too early to look at it for the full year. It depends on the economy. It depends on consumer confidence. It depends on a lot of things. But for now, it is encouraging to see. Jason, do you have any view on whether this is a longer-term trend?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

No, I don't have any comments. I mean things generally are strong the first two quarters of the year, and over the last couple of years, we have seen things slow down a little bit after July and August. So it feels like it's going to continue for a few months, and I think, as long as we get into that July timeframe, we are probably sitting in pretty good shape relative to last year.

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, I think it all really depends on retail sales. So if retail sales stay strong and continue to improve, then we will see growth over a longer-term.

Torin Eastburn - CJS Securities - Analyst

Do you have any visibility into dealer inventories or any sense if they are more willing now to take on larger inventories?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, it looked like they were in the last couple of months of last year. Production was probably higher than retail sales, so they did grow some inventories in November and likely in December as well. I think they were doing two things. They were expressing some optimism about the coming quarters and trying to balance out their purchases.

Torin Eastburn - CJS Securities - Analyst

Okay. And the last question, the $15 million or so of CapEx that you are planning, are you willing to say anything more about what product lines will be ramping up or what regions you will be building in?

Fred Zinn - Drew Industries Incorporated - President & CEO

No, not really. I think there is really nothing to -- if there was something particular in there, maybe we'd discuss it, but it really is spread out pretty well.

Operator

Bret Jordan, Avondale Partners.

Anand Vankawala - Avondale Partners - Analyst

This is Anand in for Bret. Most of my questions have been answered, but just one quick follow-up on the CapEx. Did that include -- the $13 million to $15 million, does that include the $2 million to $3 million that was shifted into this year?

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Yes. Yes, that is included.

Anand Vankawala - Avondale Partners - Analyst

And then any other commentary as far as acquisition pipeline goes, what you're really looking at?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, we can't make any specific comments on what we are looking at, but we continue to look. I think that is the key. The pipeline is still -- there are still acquisitions to be discussed and reviewed, and we are continuing to look. But we are pleased with that.

Operator

Barry Vogel, Barry Vogel and Associates.

Barry Vogel - Barry Vogel and Associates - Analyst

The first question has to do with your commentary in your press release about the aftermarket products and sales to other industries. I was wondering if you can give us better color on that because I believe you said on aftermarket products, there were $29 million in revenues for RVs and manufactured housing. So can you split up that number for us so if we want to use content numbers and projections for unit shipments in the industries, we can then add the aftermarket products to that base to get a better picture of sales? And the same for the sales to other industries. It is not clear, do they go to Manufactured Housing, do they go to RVs, or do they go to both?

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, those are good questions. I don't want to get too specific, but I do think that the split -- and, Joe, correct me if I'm wrong, and Jason -- the split in terms of the aftermarket is fairly equal.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

It is about 2/3 MH, 1/3 RV.

Barry Vogel - Barry Vogel and Associates - Analyst

Alright. 2/3 MH for the aftermarket products and 1/3 RVs, and what about the other industry's sales of $21 million?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

That one is about 50-50.

Barry Vogel - Barry Vogel and Associates - Analyst

50-50? Okay. And as far as content, you did not mention content to last year for motor homes and I presume that A and C is combined. Can you give us a number? On the order of $500 and change if I remember right.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

For the motor homes, yes. If you will give me just one second, I will look that up while you ask your next question.
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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, while Joe is looking that up, one thing to keep in mind is that, at least in prior years, certainly in 2009 and even to a certain extent in 2010, the number of motor homes was way down. So regardless of the small changes in our content, there is not a lot of dollars in it until we start to see those motorhome numbers grow. They grew in 2010, and I expect we will see some further growth.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

For the full-year 2010, the motorhome content was about $625, so $625 or so.

Barry Vogel - Barry Vogel and Associates - Analyst

That is a nice increase. Now, as far as the Schwintek, I know you paid, according to at least my notes, $20 million of cash for that acquisition, and I guess there was a future bet on their ability to bring products to you that you did not have because of their innovations and their capabilities. Can you give us some idea what the related sales that you got because you acquired Schwintek what they were in 2010 and what they might be based on your initial success with some of them as you expressed earlier in 2011?

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes, I don't want to comment on specific sales or sales of those specific products. I can tell you that he has continued to be very innovative in his products. We have started to see or have seen actually over the last few quarters a nice ramp-up in sales of the slide-out products. So we are pleased with that progress. And longer-term a significant portion of the slide-outs could turn out to be Schwintek type systems.

Barry Vogel - Barry Vogel and Associates - Analyst

Now all things being equal, if you do slide-outs, what would that add to the content per motorhome?

Fred Zinn - Drew Industries Incorporated - President & CEO

Jason, do you want to comment on the motorhome content for slide-outs?

Barry Vogel - Barry Vogel and Associates - Analyst

Yes. In other words, if the slide-outs were as successful as you think they are going to be, what would that add to content based on that $625 base for 2010?

Fred Zinn - Drew Industries Incorporated - President & CEO

I think the slide-out prices are -- I'm probably going to -- Jason, correct me if I'm wrong -- but the slide-out prices are $300 to $400. There are multiple slide-outs in motor homes. So if you were to say 2.5, you could be talking about $800 to $1,000, give or take something like that, per motorhome. And then it would depend on share.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

They are a little bit higher than that, but you know I would say upwards of $1,000 probably would be a good estimate on just the slide-out portion.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel and Associates - Analyst

Now I would assume that is only in Class As.

Fred Zinn - Drew Industries Incorporated - President & CEO

No, it is in Cs as well, but they have less slide-outs in the C models.

Barry Vogel - Barry Vogel and Associates - Analyst

Okay. So if we looked at 2011, Jason, since you are in great demand with the numbers, knowing what you're doing in terms of slide-outs, if we had that base of $625 last year for content in motorhomes with As and Cs combined, can you give us an estimate of what the slide-outs would add to that?

Fred Zinn - Drew Industries Incorporated - President & CEO

Let me interject here. That is a little too specific in terms of forecasting for us. I think we would like to see continued nice progress there. And with more than $1,000 a pop per motorhome, we would hope to grow this significantly, but I don't think we want to give any forecast.

Barry Vogel - Barry Vogel and Associates - Analyst

All right. But it certainly would help your content in 2011 versus --

Fred Zinn - Drew Industries Incorporated - President & CEO

And beyond. I think it will continue to grow. As Jason said, once we see additional, I don't know, acceptance by motorhome OEMs, hopefully they will look at other products as well.

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

I think the key thing to just throw out is that there is a ton of opportunity on the motorhome side, and on some class As, there is opportunity for our Company to do upwards of $3,000, $2,500 or $3,000 in content per A and maybe half that on a C. So the numbers show you there is tons of upside potential for us right now.

Barry Vogel - Barry Vogel and Associates - Analyst

Okay. And is the profitability on the Schwintek products any different than the margins on the rest of the products?

Fred Zinn - Drew Industries Incorporated - President & CEO

No, we usually target about the same thing.

Barry Vogel - Barry Vogel and Associates - Analyst

Okay. And as far as your vacant plants, have you closed any deals to sell some of them?

Fred Zinn - Drew Industries Incorporated - President & CEO

You were going to buy them, weren't you, Barry?

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Barry Vogel - Barry Vogel and Associates - Analyst

I have enough real estate.

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

We had one of the smaller ones sell during the fourth quarter. But we are continuing to actively market the remaining facilities, and hopefully this marketplace turns around, and we will be able to get rid of some of them in 2011.

Barry Vogel - Barry Vogel and Associates - Analyst

Now in terms of Manufactured Housing content, it was $1,392, I guess. And you said per unit; is that per floor?

Fred Zinn - Drew Industries Incorporated - President & CEO

No, that is per unit, per home. So it depends on the mix between multi and single section homes. It is not exactly a double. So, in a two-floor home, it's not -- we don't have twice the content, but we have significantly more content.

Barry Vogel - Barry Vogel and Associates - Analyst

All right. But yeah, it is the $1,392 number?

Joe Giordano - Drew Industries Incorporated - CFO & Treasurer

Correct.

Barry Vogel - Barry Vogel and Associates - Analyst

Per home.

Fred Zinn - Drew Industries Incorporated - President & CEO

$1,392 per home. It turns out to be I think it was $850 to $900 per floor.

Barry Vogel - Barry Vogel and Associates - Analyst

$850 to $900 per floor. And you said that Home-Style acquisition would add $50 per home in content --

Fred Zinn - Drew Industries Incorporated - President & CEO

Per RV, per towble RV.

Barry Vogel - Barry Vogel and Associates - Analyst

Oh, the Home-Style is in the RVs?

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

Yes.

Barry Vogel - Barry Vogel and Associates - Analyst

I thought it was in Manufactured Housing. I'm sorry. So that is in RV. I'm little confused. Getting older. Now, as far as the content for 2011, I would expect for Manufactured Housing, would you expect to see continuing increases in it?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, obviously that is our goal. I think we are making nice progress with the door products in certain other areas. I think a bigger trend even is the aftermarket growth in Manufactured Housing.

Barry Vogel - Barry Vogel and Associates - Analyst

Now how big are the markets that you think with your current products that might be that you are attacking in Manufactured Housing in terms of sales?

Fred Zinn - Drew Industries Incorporated - President & CEO

I forget exactly where we are, but I think our content represents about 50% of market share. So if we had 100% of market share, we would be on the order of double. Barry, I'm going to ask you for a favor. If we can just let someone else jump in, we will come back to you.

Operator

Arnold Brief, Goldsmith & Harris.

Arnold Brief - Goldsmith & Harris - Analyst

A couple of questions. On the $50 million in sales from the two new initiatives, have they reached a revenue base, which permits margins to be normalized, or are margins still below your expectations where you need to get to some higher critical mass?

Fred Zinn - Drew Industries Incorporated - President & CEO

No, I think many of those products are built alongside of our -- in terms of the aftermarket in particular, are built right alongside of our other products. So margins should be fairly typical. There is a different price structure I'm sure with aftermarket sales, but you touch the product more often. So I would say net it is probably close.

Arnold Brief - Goldsmith & Harris - Analyst

So could you pro forma 2010 sales for the four acquisitions?

Fred Zinn - Drew Industries Incorporated - President & CEO

We could, but that is not something we have disclosed. So that is not something we are prepared to do.

Arnold Brief - Goldsmith & Harris - Analyst

Are you sure you don't want to disclose that number? I mean it is a factual number. It is not an estimate, and you're getting the revenue numbers for the individual subs.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Fred Zinn - Drew Industries Incorporated - President & CEO

I'm not prepared to do that on the call.

Operator

At this time, there are no further audio questions. Bret Jordan, Avondale Partners.

Anand Vankawala - Avondale Partners - Analyst

Yes, just one quick follow-up on the January growth. Does It look like the growth was mostly due to inventory build, or do you think it was more in-line with one-to-one retail sales?

Fred Zinn - Drew Industries Incorporated - President & CEO

It is hard to tell. We don't really have the data yet on retail sales -- on industrywide retail sales. So we will just have to wait and see. Jason, do you have any feel for whether dealers continue to increase their inventories in January?

Jason Lippert - Drew Industries Incorporated - Chairman, CEO, & President, Lippert Components and Kinro

No, I know the shows are going well, the retail sales shows that are happening right now, so they are going better than average. So I do think a lot of the buildup is due to some of that demand. But until we get January's retail numbers, it is going to be hard to tell what is really going on.

Operator

Kevin Leary, Spitfire Capital.

Kevin Leary - Spitfire Capital - Analyst

I was wondering if you could just spend a quick moment expanding on capacity utilization in the quarter, and how that is affecting gross margin, and how you might see that going into 2011?

Fred Zinn - Drew Industries Incorporated - President & CEO

Well, certainly our sales in the fourth quarter were lower than our average sales. So our capacity utilization was down. It is a seasonal capacity utilization. I think over the full year we were probably talking -- we are north of 50% in our capacity utilization, much higher in the summer months and lower in the winter months. And with expanding demand for our product, we have increased our capacity. So I think we are -- I'm not answering you very specifically -- but I think we are well capable of taking additional -- of supplying additional product if demand increases.

Operator

At this time, there are no further audio questions.

Fred Zinn - Drew Industries Incorporated - President & CEO

Okay. Well, I certainly thank you all for your questions and for your participation on the call. I look forward to talking with you next conference call when we report our first-quarter results. And, as you all know, obviously if you would like to discuss anything else, I would be happy to talk with you, and I will be out to see you. So thank you, again, and all take care.

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Final Transcript
Feb 15, 2011 / 04:00PM GMT, DW - Q4 2010 Drew Industries Incorporated Earnings Conference Call

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect, and have a great day.

Editor

Forward-Looking Statements

This transcript contains certain _forward-looking statements_ within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company_s Common Stock and other matters. Statements in this transcript that are not historical facts are _forward-looking statements_ for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this transcript, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company_s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and steel-based components, vinyl, aluminum, glass and ABS resin) and other components, availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed manufactured homes and RVs, the disposition into the market by the Federal Emergency Management Agency (_FEMA_), by sale or otherwise, of RVs or manufactured homes purchased by FEMA, changes in zoning regulations for manufactured homes, sales declines in the RV or manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention and concentration of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.

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